SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 2, 2008

INTREPID TECHNOLOGY & RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Idaho	00-27845	84-1304106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

MI-174620 v1 0437150-0201

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2008, Intrepid Technology & Resources, Inc., an Idaho corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing (a) that it had entered into a Securities Purchase Agreement (the “Agreement”) with YA Global Investments, L.P. (“YA Global”) pursuant to which YA Global agreed to purchase $3,500,000 principal amount of the Company’s nine percent (9%) secured convertible debentures, of which $2,500,000 was purchased on March 23, 2007 and $1,000,000 of which was purchased on May 21, 2007, (b) that in connection with the Agreement, the Company issued to YA Global warrants to purchase 15,000,000 shares at an exercise price equal to $0.055 per share and (c) that on January 2, 2008, the Company and YA Global entered into a Letter Agreement pursuant to which the Company agreed to reduce the exercise price of such warrants to $0.01 per share in exchange for YA Global exercising such 15,000,000 warrants at an aggregate exercise price of $150,000.  The Company has filed this Amendment No. 1 to the Original Report in order to omit the statement that such warrants will be exercised on or about the date of the Agreement.  As of the date of this Amendment, YA Global has not exercised such warrants.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Letter Agreement dated January 2, 2008, by and between Intrepid Technology & Resources, Inc. and YA Global Investments, LP	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President, COO

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